Exhibit 99.1

NEWS RELEASE
Contact:
Alliance Data
Tiffany Louder – Investor Relations
Alliance Data
214-494-3048
tiffany.louder@alliancedata.com

Michael Cummings – Analysts/Investors
FTI Consulting
212-850-5721
alliancedata@fticonsulting.com

Shelley Whiddon – Media
Alliance Data
214-494-3811
shelley.whiddon@alliancedata.com

ALLIANCE DATA SIGNS NEW MULTI-YEAR AGREEMENT TO PROVIDE
CO-BRAND CREDIT CARD PROGRAM FOR FUEL REWARDS NETWORK™

Alliance Data Selected by Excentus Corporation to Provide Credit and Marketing Services to Build Cardholder Acquisition for Leading National Fuel Rewards Network Program

DALLAS, October 29, 2013 -- Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, today announced its Retail Services business, which manages more than 120 private label and co-brand credit programs, has signed a multi-year agreement with Excentus Corporation (www.excentus.com) to provide co-brand credit card services for the Fuel Rewards Network™, the most recognized and fastest-growing fuel rewards program of its kind in North America.

Through the Fuel Rewards Network MasterCard®, members can earn cents per gallon rewards – up to 25 cents off the cost per gallon – for every $100 spent on everyday purchases made anywhere MasterCard is accepted, on or offline.  Members can then redeem those rewards at participating Shell locations nationwide to reduce the cost of their fuel. Founded in 1996, Dallas-based Excentus has spent more than 15 years developing and perfecting the Fuel Rewards Network program to make it easy for consumers to save money on fuel – and be rewarded for those savings.

Alliance Data will provide a full suite of credit and marketing services for the Fuel Rewards Network MasterCard card program including real-time credit prescreen capabilities to drive cardholder acquisition. The companies will partner to develop a deeper understanding of the Fuel Rewards Network cardholders through analysis of purchase behaviors to drive future spend and loyalty. The Fuel Rewards Network will also leverage the data assets of Epsilon, another Alliance Data company, to accelerate new member acquisition.

 “Excentus has built the Fuel Rewards Network into the most recognized and fastest growing cents-per-gallon rewards program in the nation. Our new credit card program will further engage members by helping them maximize their Fuel Rewards simply by making everyday purchases,” said Brandon Logsdon, president and chief operating officer of Excentus. “With Alliance Data’s extensive marketing expertise, insights-driven technologies, and like-minded approach to increasing customer loyalty, we expect the credit card program to be an integral part of the Fuel Rewards Network membership experience.”

“Our loyalty marketing experience and keen focus on driving cardholder engagement allows Alliance Data to be a strategic partner to increase Fuel Rewards member loyalty as consumers consistently look for ongoing savings on everyday necessities such as gasoline,” added Melisa Miller, president of Alliance Data Retail Services. “We look forward to using our proven credit marketing expertise, deep analytics capabilities, and customer-centric solutions to help Excentus grow the Fuel Rewards Network program and enhance cardholder value.”

About Excentus
Excentus Corporation is the creator of and patent-holder for marketing programs and services that utilize price roll down discounts at the pump as the ultimate consumer reward. Excentus has spent more than fifteen years developing and perfecting the Fuel Rewards Network program's technology and program features to make it easy for consumers to save money on fuel and convenient for businesses to build loyalty and create value for customers. The growing Fuel Rewards Network™ program provides members with the opportunity to earn free fuel simply by purchasing the things they normally would from more than 1,400 retail locations, nearly 700 online merchants, and 10,000+ restaurants, and redeeming their rewards at participating fuel stations across the country. To date, Excentus has helped more than 10 million consumers save hundreds of millions of dollars on fuel. Excentus currently holds nine patents on the technology behind the cents per gallon model and licenses various uses of its patent portfolio to provide private-label fuel discount programs through its business unit, Centego II, LLC. Headquartered in Dallas, Excentus was founded in 1996 and is a privately held company with more than 200 employees. For more information please visit www.excentus.com.

About Alliance Data Retail Services
Alliance Data Retail Services is one of the nation’s leading providers of branded credit card programs, with more than 120 marketing-driven private label, co-brand and commercial programs in partnership with many of North America’s best-known brands. The business delivers upon its Know More. Sell More.® commitment by leveraging customer insight to drive sales for its client partners. Leveraging deep-rooted retail industry expertise, transaction-based customer data, and advanced analytics, Alliance Data Retail Services creates turnkey, multichannel credit programs designed to help its clients develop stronger, more profitable customer relationships. Alliance Data Retail Services is part of the Alliance Data family of companies. To learn more about Alliance Data Retail Services, visit www.alliancedataretail.com.

About Alliance Data
Alliance Data® (NYSE: ADS) and its combined businesses is North America’s largest and most comprehensive provider of transaction-based, data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today’s most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and other emerging technologies. Headquartered in Dallas, Alliance Data and its three businesses employ approximately 11,000 associates at more than 70 locations worldwide.

Alliance Data consists of three businesses: Alliance Data Retail Services, a leading provider of marketing-driven credit solutions; Epsilon®, a leading provider of multichannel, data-driven technologies and marketing services; and LoyaltyOne®, which owns and operates the AIR MILES® Reward Program, Canada’s premier coalition loyalty program. For more information about the company, visit our website, www.alliancedata.com, or follow us on Twitter via @AllianceData.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements
This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as "anticipate," "believe," "continue, " "could," "estimate," "expect," "intend, " "may, " "predict," "project," "would," and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management's beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise, except as required by law.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company's Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company's most recent Form 10-K.

# # #